EXHIBIT 3.(iii)
Certificate and Articles of Continuance

     YUKON                       BUSINESS CORPORATIONS ACT
     Justice                               FORM 3

     Certificate of Continuance
     NEVADA STAR RESOURCE CORP.

     I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.

     Corporate Access Number: 26611
     Date of Continuance: 1998-06-17             /s/  M. Richard Roberts
                                                 Registrar of Corporations

     YUKON                       BUSINESS CORPORATIONS ACT
     (Section 190)                       Form 3-01

     ARTICLES OF CONTINUANCE

     1.  Name of Corporation.
           NEVADA STAR RESOURCE CORP.
     2. The classes an any maximum number of shares that the corporation is authorized to issue
         The attached Schedule "A" is incorporated into and forms part of the Articles of Continuance.
     3.  Restrictions if any on share transfers:
        There are no restrictions on the share transfers.
     4.  Number (or minimum or maximum number) of Directors:
         Not less that three (3), not more than fifteen (15)
     5.  Restrictions if any on business the corporation may carry on.
         The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.
     6.  If change of name effected, previous name:  NOT APPLICABLE
     7.  Details of incorporation:
         Incorporated on April 29, 1987 under the laws of the Province of British Columbia under the name Nevada Star Resource Corp.
     8.  Other provisions if any:
         The attached Schedule "B" is incorporated into and form part of these Articles of Continuance.
     9.  Date: June 1, 1998
     Signature
     Title:
     Corporate Secretary

                             FILED
                         JUNE 17, 1998

                       DEPUTY REGISTRAR
                        OF CORPORATIONS


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

     SCHEDULE "A"
     NEVADA STAR RESOURCES CORP.

     The classes and any maximum number of share that the Corporation is authorized to issue:

     The Corporation is authorized to issue an unlimited number of shares without nominal or par value and the authorized capital of the Corporation is to be divided into:

     1. Common shares which have attached thereto the following preferences, rights, conditions, restrictions, limitation, or prohibitions:

         (a)  Voting

         Holders of Common shares shall be entitled to vote at any meeting of the shareholders of the Corporation and have one vote in respect of each Common share held by them.

         (b)  Dividends

         Holders of Common shares shall be entitled to received, out of all profits or surplus available for dividends, any dividend declared by the Corporation on the Common shares.

         (c)  Participation in Assets on Dissolution

         In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common shares shall be entitled to receive the remaining property of the Corporation.

     SCHEDULE "B"
     NEVADA STAR RESOURCES CORP.

     Other provisions, if any:

     1. A meeting of the shareholders of the Corporation may, in the directors' unfettered discretion, be held at any location in North America, South America, Europe and Asia specified by the directors in the Notice of such meeting.

     2. The directors may, between annual general meetings, appoint one of more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.

     YUKON                   BUSINESS CORPORATIONS ACT
     (Sections 107, 114, and 290)

     Form 1-03
     NOTICE OF DIRECTORS AND OFFICERS OR
     NOTICE OF CHANGE OF DIRECTORS AND OFFICERS

     1.  Name of Corporation:  NEVADA STAR RESOURCES CORP.
     2. Notice is given that on the day of continuance, the following person(s) were appointed Director(s):

         Name          Mailing Address

         SEE ATTACHED LIST
     3. Notice is given that on the day of . . the following person(s) ceased to hold office as Director(s):

         Name          Mailing Address

         NOT APPLICABLE
     4.  The officers of the corporation as this date are:

         Name          Office(s) Held

         Monty D. Moore      President
         Beverly Bullock      Secretary
     5.
     Date
     June 1, 1998

     Signature

     Title:
     Corporate Secretary

                          FILED
                      JUNE 17, 1998
                     DEPUTY REGISTRAR
                      OF CORPORATIONS

     NEVADA STAR RESOURCES CORP.
     LIST OF DIRECTORS AS OF CONTINUANCE

     Monty D. Moore          10733 Stone Avenue North
                             Seattle, Washington   98133
     Richard W. Graeme       4619 E. Coronado Drive
                             Tucson, Arizona  85718
     Stuart Havenstrite      8111 Malo Drive
                             Sandy, Utah  84093
     Rich Havenstrite        2113 N. Cottontail
                             Cedar City, Utah  84720
     Kevin Weaver            966 Lampson Place
                             Victoria, B.C.  V7M 1P1
     Gary Claytens           2404 - 144 W. 14th
                             North Vancouver, B.C.  V7M 1P1
     Bary Nimetz             402-30 Charlevoix Street
                             Vanier, Ontario  L1L 8K5
     Sashi M. Gupta          110117 Tuxedo Drive
                             Port Moody, B.C.  V3H 1L3
     Leo Berezan             11528 Bailey Crescent
                             Surrey, B.C.  V3V 2V3

     YUKON                      BUSINESS CORPORATIONS ACT
     (Section 22)                    Form 1-02

     NOTICE OF ADDRESS OR
     NOTICE OF CHANGE OF ADDRESS

     1.  Name of Corporation:  NEVADA STAR RESOURCES CORP.

     2.  Address of Registered Office:

         Preston, Willis & Lackowicz
         Barristers & Solicitors
         2093 Second Avenue
         Whitehorse, Yukon
         Y1A 1B5

     3.  Records Address:

         Preston, Willis & Lackowicz
         Barristers & Solicitors
         2093 Second Avenue
         Whitehorse, Yukon
         Y1A 1B5

     4.  Post Office Box (address for service by mail):

         Not Applicable

     5.  Date:    June 1, 1998

         Signature:            Title:  Corporate Secretary


                          FILED

                       JUNE 17, 1998

                     DEPUTY REGISTRAR
                      OF CORPORATIONS





















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